EXHIBIT 99.1
WageWorks Reports Fourth Quarter and Full Year 2016 Financial Results

•	Fourth quarter 2016 total revenue of $101.1 million, a 22 percent increase year-over-year

•	Full year 2016 total revenue of $364.7 million

•	Fourth quarter 2016 GAAP net income of $5.7 million or $0.15 per diluted share, Non-GAAP net income of $13.6 million or $0.36 per diluted share

•	Full year 2016 GAAP net income of $20.2 million or $0.54 per diluted share, Non-GAAP net income of $51.3 million or $1.38 per diluted share

•	Fourth quarter 2016 non-GAAP adjusted EBITDA of $28.8 million

•	Full year 2016 non-GAAP adjusted EBITDA of $108.0 million
SAN MATEO, Calif., February 23, 2017 (GLOBE NEWSWIRE) -- WageWorks, Inc. (the “Company”, "WageWorks") (NYSE: WAGE), a leader in administering Consumer-Directed Benefits, today announced the Company's financial results for its fourth quarter and fiscal year ended December 31, 2016.
"2016 was an outstanding year for WageWorks. Our sales team delivered another record performance and we just completed a successful open enrollment season that included onboarding the largest number of participants in our history.  We saw increased demand for all of our products, with continued strength in HSAs and FSAs.  There was a significant uptick in employers interested in our full suite of Consumer Directed Benefits and selecting us to administer multiple offerings. We added a number of new carrier relationships and channel partners, including our first rideshare partner.  We acquired ADP’s CHSA and COBRA businesses and while that transaction closed about two weeks later than we were expecting, we are pleased with the results we are seeing and encouraged by the number of new business opportunities we are already receiving from the ongoing partnership we established as part of that transaction. We continue to see positive momentum in all aspects of our business and enter 2017 well positioned to execute on the foundation that we built in 2016,” said Joe Jackson, Chief Executive Officer of WageWorks.
Fourth Quarter 2016 Financial Highlights
For the fourth quarter, WageWorks reported total revenue of $101.1 million, compared to $83.1 million for the fourth quarter of 2015, an increase of 22 percent. Healthcare revenue was $56.0 million, compared to $43.3 million for the fourth quarter of 2015, an increase of 29 percent. Commuter revenue was $17.8 million, compared to $16.0 million for the fourth quarter of 2015, an increase of 11 percent. COBRA revenue was $23.3 million, compared to $14.2 million for the fourth quarter of 2015, an increase of 64 percent. Other revenue was $4.0 million, compared to $9.7 million for the fourth quarter of 2015.
GAAP operating income was $8.7 million for the fourth quarter of 2016, compared to GAAP operating income of $10.8 million for the fourth quarter of 2015. On a non-GAAP basis, fourth quarter of 2016 operating income was $22.1 million, compared to non-GAAP operating income of $20.8 million for the fourth quarter of 2015.
GAAP net income was $5.7 million, or $0.15 per diluted share, for the fourth quarter of 2016, compared to GAAP net income of $6.2 million, or $0.17 per diluted share, for the fourth quarter of 2015.
On a non-GAAP basis, fourth quarter of 2016 net income was $13.6 million, or $0.36 per diluted share, compared to non-GAAP net income of $12.0 million, or $0.33 per diluted share, for the fourth quarter of 2015. Non-GAAP net income for the fourth quarter of 2015 and 2016 excludes expenses related to stock-based compensation, amortization of acquired intangibles, employee termination and other charges, contingent consideration expense, and the related tax impact of these items.
Non-GAAP adjusted EBITDA was $28.8 million for the fourth quarter of 2016, an increase of 12 percent as compared to $25.8 million for the fourth quarter of 2015.
The reconciliation of the non-GAAP measures to the comparable GAAP measures for the fourth quarter 2016 and 2015 is detailed in the tables provided in this press release.
Full Year 2016 Financial Highlights
For the full year of 2016, WageWorks reported total revenue of $364.7 million, compared to $334.3 million for the full year of 2015, an increase of nine percent. Healthcare revenue was $202.9 million, compared to $176.6 million for the full year of 2015, an increase of 15 percent. Commuter revenue was $70.2 million, compared to $63.9 million for the full year of 2015, an increase of 10 percent. COBRA revenue was $75.2 million, compared to $51.3 million for the full year of 2015, an increase of 47 percent. Other revenue was $16.4 million, compared to $42.5 million for the full year of 2015.

GAAP operating income was $32.7 million for the full year of 2016, compared to GAAP operating income of $39.9 million for the full year of 2015. On a non-GAAP basis, full year of 2016 operating income was $86.0 million, compared to non-GAAP operating income of $78.2 million for the full year of 2015.
GAAP net income was $20.2 million, or $0.54 per diluted share, for the full year of 2016, compared to GAAP net income of $23.0 million, or $0.63 per diluted share, for the full year of 2015.
On a non-GAAP basis, full year 2016 net income was $51.3 million, or $1.38 per diluted share, compared to non-GAAP net income of $45.8 million, or $1.25 per diluted share, for the full year of 2015. Non-GAAP net income for the full year of 2015 and 2016 excludes expenses related to stock-based compensation, amortization of acquired intangibles, employee termination and other charges, contingent consideration expense, and the related tax impact of these items.
Non-GAAP adjusted EBITDA was $108.0 million for the full year of 2016, an increase of 12 percent as compared to $96.5 million for the full year of 2015.
The reconciliation of the non-GAAP measures to the comparable GAAP measures for the full year of 2016 and 2015 is detailed in the tables provided in this press release.
As of December 31, 2016, WageWorks had cash and cash equivalents totaling $678.3 million. This compares to cash and cash equivalents totaling $500.9 million as of December 31, 2015.
The Company's Conference Call Information
WageWorks will host a conference call today, February 23, 2017, at 5:00 p.m. ET to discuss the Company’s fourth quarter and year ended December 31, 2016 financial results and business outlook.
The live webcast of the conference call can be accessed under “Investor Relations” section of the Company’s website at www.wageworks.com.  Those wishing to participate in the live call should dial (844) 778-4142 (toll-free) or (661) 378-9625, and enter pass code 61578663.  Following the call, an archived webcast will be available in the “Investor Relations” section of the Company’s website at www.wageworks.com.  A telephone replay will be available for one week at (855) 859-2056 (toll-free) or (404) 537-3406 using the pass code 61578663.
Non-GAAP Financial Information
To supplement the Company’s financial statements presented on a GAAP basis, the Company provides non-GAAP financial measure of net income, operating income, adjusted EBITDA and diluted earnings per share. By providing information about both the overall GAAP financial performance and the non-GAAP measures that focus on what management believes to be its ongoing business operations, the Company believes that the additional information enhances investors’ overall understanding of the Company’s business. The Company’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes stock-based compensation, amortization of acquired intangibles, employee termination and other charges, contingent consideration expense, and the related tax impact of all of these items on the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of the Company’s business for planning and forecasting in subsequent periods. The Company’s management does not itself, nor does it suggest that investors should consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever the Company uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above. Investors are also encouraged to review the Company’s GAAP financial statements as reported in its SEC filings.
Forward-Looking Statements
Statements in the press release and certain matters to be discussed on the fourth quarter conference call regarding WageWorks, Inc., which are not historical facts, are “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as believe, expect, will, provide, should and the negative of these terms or other similar expressions. These statements, including statements relating to continuing to provide value to our employer clients and their employees through our consumer-directed benefits solutions, our acquisition of new employer clients, our retention of existing employer clients, the expected benefits of our acquisitions, channel partnerships, carrier, and exchange relationships, the demand for our consumer-directed benefits solutions, the industry trends regarding consumer-directed health plans, the expected benefits of our investments and the potential impact on our future operating results are based on current expectations and assumptions that are subject to risks and uncertainties. Our actual results could differ materially from those we anticipate as a result of various factors, including the continued availability of tax-advantaged consumer-directed benefits to employers and employees, our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets, our ability to raise awareness among employers and employees about the advantages of adopting and participating in consumer-directed benefits programs, our ability to acquire and retain new employer clients and to cross-sell our products to existing employer clients, our ability to identify and execute on channel partner, carrier,and exchange opportunities, the participation of employees in our employer clients’ consumer-directed benefits programs our ability to compete effectively with current and future competitors, our ability to provide high quality service in a cost efficient manner, and our ability to enhance our product functionality. For a discussion of these and other related risks, please refer to “Risk Factors” in our most recent report on Form 10-Q, which is available on the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made and we disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.
About WageWorks
WageWorks (NYSE:WAGE) is a leader in administering Consumer-Directed Benefits (CDBs), which empower employees to save money on taxes while also providing corporate tax advantages for employers. WageWorks is solely dedicated to administering CDBs, including pre-tax spending accounts, such as Health Savings Accounts (HSAs), health and dependent care Flexible Spending Accounts (FSAs), Health Reimbursement Arrangements (HRAs), as well as Commuter Benefit Services, including transit and parking programs, wellness programs, COBRA, and other employee benefits. WageWorks makes it easier to understand and take advantage of Consumer-Directed Benefits for over 100,000 employers clients and approximately 6.5 million people. WageWorks is headquartered in San Mateo, California, with offices in major locations throughout the United States. For more information, visit www.wageworks.com.

WAGEWORKS, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2015	2016	2015	2016
	(unaudited)
	(in thousands, except per share amounts)
Revenues:
Healthcare	$43,266	$55,979	$176,573	$202,897
Commuter	15,967	17,824	63,895	70,163
COBRA	14,187	23,291	51,299	75,246
Other	9,683	3,968	42,549	16,407
Total revenues	83,103	101,062	334,316	364,713
Operating expenses:
Cost of revenues (excluding amortization of internal use software)	28,960	39,987	117,170	130,224
Technology and development	9,113	12,615	43,041	45,271
Sales and marketing	12,095	15,179	50,540	57,496
General and administrative	14,534	15,857	54,093	63,732
Amortization and change in contingent consideration	7,672	8,013	27,618	34,097
Employee termination and other charges	(55)	672	1,913	1,147
Total operating expenses	72,319	92,323	294,375	331,967
Income from operations	10,784	8,739	39,941	32,746
Other income (expenses):
Interest income	68	106	153	406
Interest expense	(402)	(913)	(1,925)	(2,192)
Other income (expense)	(462)	1,197	(182)	1,221
Income before income taxes	9,988	9,129	37,987	32,181
Income tax provision	(3,793)	(3,467)	(15,037)	(11,976)
Net income	$6,195	$5,662	$22,950	$20,205

Basic net income per share	$0.17	$0.15	$0.64	$0.56
Diluted net income per share	$0.17	$0.15	$0.63	$0.54

Shares used in basic net income per share calculations	35,936	36,727	35,784	36,404
Shares used in diluted net income per share calculations	36,597	37,652	36,595	37,210

STOCK-BASED COMPENSATION EXPENSE
Total stock-based compensation expense included in the Consolidated Statements of Income is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2016	2015	2016
	(unaudited)
		(in thousands)
Cost of revenues	1,160	1,665	3,836	6,214
Technology and development	457	721	1,190	2,536
Sales and marketing	732	840	2,724	3,127
General and administrative	3,583	4,669	12,856	18,391
	5,932	7,895	20,606	30,268

WAGEWORKS, INC.
CONSOLIDATED BALANCE SHEETS
	December 31, 2015	December 31, 2016
	(in thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$500,918	$678,300
Restricted cash	332	332
Accounts receivable, net	72,271	92,888
Prepaid expenses and other current assets	13,254	19,422
Total current assets	586,775	790,942
Property and equipment, net	47,955	56,902
Goodwill	157,109	297,409
Acquired intangible assets, net	82,616	176,489
Deferred tax assets	9,837	16,309
Other assets	4,447	5,300
Total assets	$888,739	$1,343,351
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$60,541	$72,966
Customer obligations	400,821	603,842
Short-term contingent consideration	739	—
Other current liabilities	2,893	467
Total current liabilities	464,994	677,275
Long-term debt	78,996	248,848
Other non-current liabilities	7,780	9,131
Total liabilities	551,770	935,254
Stockholders' Equity:
Common stock, $0.001 par value (authorized 1,000,000 shares; 36,055 shares issued and 35,936 shares outstanding at December 31, 2015; 37,247 shares issued and 36,902 shares outstanding at December 31, 2016)	36	37
Additional paid-in capital	343,166	403,459
Treasury stock at cost (119 shares at December 31, 2015 and 345 shares at December 31, 2016)	(5,003)	(14,374)
Accumulated deficit	(1,230)	18,975
Total stockholders' equity	336,969	408,097
Total liabilities and stockholders' equity	$888,739	$1,343,351

WAGEWORKS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Year Ended December 31,
	2015	2016
	(in thousands)
Cash flows from operating activities:
Net income	$22,950	$20,205
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,671	8,473
Amortization and change in contingent consideration	27,618	34,000
Stock-based compensation expense	20,606	30,268
Loss on disposal of fixed assets	1,096	273
Provision for doubtful accounts	396	1,527
Deferred taxes	13,066	(6,472)
Excess tax benefit related to stock-based compensation arrangements	(11,198)	(17,871)
Changes in operating assets and liabilities:
Accounts receivable	(18,214)	(22,144)
Prepaid expenses and other current assets	961	11,802
Other assets	2,084	(853)
Accounts payable and accrued expenses	5,062	3,669
Customer obligations	38,370	203,021
Other liabilities	4,792	(916)
Net cash provided by operating activities	114,260	264,982
Cash flows from investing activities:
Purchases of property and equipment	(28,141)	(28,319)
Cash consideration for business acquisitions, net of cash acquired	(9,445)	(233,965)
Cash paid for acquisition of intangible assets	(382)	(21,120)
Net cash used in investing activities	(37,968)	(283,404)
Cash flows from financing activities:
Proceeds from debt, net of debt issuance cost	(366)	169,693
Proceeds from exercise of stock options	6,598	16,070
Proceeds from issuance of common stock under Employee Stock Purchase Plan	2,145	2,194
Payment of contingent consideration	(3,247)	(653)
Payment for treasury stock acquired	(5,003)	(9,371)
Excess tax benefit related to stock-based compensation arrangements	11,198	17,871
Net cash provided by financing activities	11,325	195,804
Net increase in cash and cash equivalents	87,617	177,382
Cash and cash equivalents at beginning of the year	413,301	500,918
Cash and cash equivalents at end of the year	$500,918	$678,300

GAAP to Non-GAAP Reconciliations
(In millions, except per share data)
(unaudited)
The following tables detail the reconciliation of GAAP financial measures to non-GAAP financial measures included in this release:
Operating income:
	Three Months Ended December 31,		Year Ended December 31,
	2015	2016	2015	2016
GAAP income from operations	$10.8	$8.7	$39.9	$32.7
Stock-based compensation expense	5.9	7.9	20.6	30.3
Amortization of acquired intangibles	4.2	4.9	15.7	21.9
Employee termination and other charges	(0.1)	0.6	1.9	1.1
Contingent consideration expense	—	—	0.1	—
Non-GAAP income from operations	$20.8	$22.1	$78.2	$86.0
Non-GAAP income from operations as a percentage of total revenue	25%	22%	23%	24%

Net income:
	Three Months Ended December 31,		Year Ended December 31,
	2015	2016	2015	2016
GAAP net income	$6.2	$5.7	$23.0	$20.2
Stock-based compensation expense	5.9	7.9	20.6	30.3
Amortization of acquired intangibles	4.2	4.9	15.7	21.9
Employee termination and other charges	(0.1)	0.6	1.9	1.1
Contingent consideration expense	—	—	0.1	—
Tax effect of above adjustments *	(4.2)	(5.5)	(15.5)	(22.2)
Non-GAAP net income	$12.0	$13.6	$45.8	$51.3
Weighted-average shares outstanding used in computing GAAP and Non- GAAP per share amounts (diluted)	36.6	37.7	36.6	37.2
Non-GAAP diluted net income per share	$0.33	$0.36	$1.25	$1.38
* Tax effect adjustment assumes a 40% tax rate

Reconciliation of GAAP net income to Non-GAAP Adjusted EBITDA:
	Three Months Ended December 31,		Year Ended December 31,
	2015	2016	2015	2016
GAAP net income	$6.2	$5.7	$23.0	$20.2
Interest income	—	(0.1)	(0.1)	(0.4)
Interest expense	0.4	0.9	1.9	2.2
Income tax provision	3.8	3.5	15.0	12.0
Depreciation	1.9	2.3	6.7	8.5
Amortization and change in contingent consideration	7.7	8.0	27.5	34.1
Stock-based compensation expense	5.9	7.9	20.6	30.3
Employee termination and other charges	(0.1)	0.6	1.9	1.1
Adjusted EBITDA	$25.8	$28.8	$96.5	$108.0

Investor Contact:
Staci Mortenson
ICR
203-682-8273
Staci.mortenson@icrinc.com

Media Contact:
Britta Meyer
WageWorks, Inc.
650-577-5208
Britta.Meyer@wageworks.com